EXHIBIT 10.11

                 AGREEMENT FOR SALE AND PURCHASE OF ASSETS



This AGREEMENT (the "Agreement") made as of this __ day of November, 1997, by and between PENTECH INTERNATIONAL, INC., a Delaware corporation whose principal place of business is 195 Carter Drive, Edison, NJ 08817 (hereinafter referred to as "Parent"), PENTECH COSMETICS, INC., a Delaware corporation whose principal place of business is 195 Carter Drive, Edison, New Jersey 08817 (hereinafter referred to as "Cosmetics") (Parent and Cosmetics are hereinafter collectively referred to as "Pentech"), FUN COSMETICS, INC., a Delaware corporation whose principal place of business is 195 Carter Drive, Edison, New Jersey 08817 or its assignee (hereinafter referred to as "Purchaser") and DAVID BLAU, whose residence is 2077 Center Avenue, 4G, Fort Lee, NJ 07024 ("Blau").

1.   Subject Matter of and Consideration for Sale.
1.1 Assets to be Transferred. Upon the terms and subject to all of the conditions herein contained and upon the performance by each of the parties hereto of its obligations hereunder, Cosmetics agrees on the Closing Date (as hereinafter defined) to sell, convey, transfer, assign and deliver to Purchaser and Purchaser agrees that on the Closing Date it will purchase, acquire and accept, all of Cosmetics' backlog, inventory, raw materials, customer lists, equipment, purchase orders, trade names, copyrights and trademarks used by it in connection with the sale of cosmetics (all of such assets are hereinafter referred to as the "Assets"). A list of the Assets is set forth on Schedule 1.1(a) hereto. Backlog is defined as current, unfinished, unbilled jobs in progress as of the Closing Date (defined below). A list of the backlog as of the date hereof is set forth on Schedule 1.1(b) hereto.

1.2 Liabilities and Obligations; Indemnification. On the Closing Date, Purchaser shall not assume any of the liabilities or obligations of Pentech, other than those set forth on Schedule
1.2 hereto. Pentech shall indemnify and hold Purchaser harmless from and against any and all liabilities of Pentech that are not assumed by Purchaser pursuant to this Agreement.

1.3 Instruments of Transfer. The transfer of the Assets shall be effected by deeds, bills of sale, stock powers, endorsements, assignments, drafts, checks and other instruments of transfer and conveyance, in such form as is reasonably satisfactory to Purchaser, Pentech and their respective counsel.

1.4 Consideration for Transfer. Purchaser, in consideration for the purchase of the Assets and such other terms and conditions hereof, shall pay Pentech the purchase price (the
"Purchase Price") which is comprised of the Cash Purchase Price and the Stock Purchase Price, as follows:

1.4.1 Cash Purchase Price. The Cash Purchase Price shall equal the net book value of the Assets as determined by Pentech, plus the value of prepaid expenses, if any, on the Closing Date. It is agreed that the net book value shall not be reduced by a reserve in excess of Six Hundred Eighty-Seven Thousand ($687,000) Dollars and that the equipment and store fixtures included in the Assets shall have a net book value of Two Hundred Fifty Thousand ($250,000) Dollars.
   (a) on the date hereof, Purchaser shall pay Pentech One Hundred Thousand ($100,000) Dollars (the "Down Payment");
   (b) on the Closing Date (defined below), Purchaser shall pay Pentech One Hundred Fifty Thousand ($150,000) Dollars or the remainder of the Cash Purchase Price, whichever is less;
   (c) on the Closing Date, Purchaser shall execute a note for the balance of the Cash Purchase Price, if any (the "Note"), a copy of which is attached hereto as Exhibit 1.4.1(c)(1). The terms of the Note shall provide that the principal thereof shall be reduced by $150,000 per month commencing February 1, 1998 until fully repaid. The Note shall bear interest at a rate of 9% per annum and shall be secured by all of the assets of Purchaser pursuant to a Security Agreement (the "Security Agreement"), a copy of which is attached hereto as Exhibit 1.4.1(c)(3), and a pledge of 500,000 shares of Common Stock of the Purchaser (representing approximately 7% of the outstanding capital stock of Purchaser) by Blau pursuant to a Pledge Agreement (the "Pledge Agreement"), a copy which is attached hereto as Exhibit 1.4.1(c)(3);
   (d) on the Closing Date (or as otherwise agreed to by Drucker, Math & Whitman, P.C. ("DM&W"), Purchaser shall pay DM&W to audit Cosmetics' financial statements for its fiscal year ended September 30, 1997, if any; and
   (e) on the Closing Date, Purchaser shall pay Pentech One Thousand Dollars ($1,000) for its occupancy of Pentech's premises for up to 30 days from such date in accordance with the provisions of Paragraph 7(f).

1.4.2 Stock Purchase Price. Purchaser shall issue and deliver to Pentech 200,000 shares of Common Stock of the Purchaser (the "Stock Purchase Price"). These shares shall be subject to a lock-up similar to that of Blau with respect to his shares of Common Stock of the Purchaser, but in no event in excess of two years from the Closing Date. In the event Purchaser registers its securities under the Securities Act of 1933 or participates in a public offering of its securities, Purchaser shall offer Pentech the opportunity to register the Stock Purchase Price on the same terms and conditions as applicable to any other shareholder participating in such registration. This registration right shall not apply to any shares which may be sold pursuant to Rule 144.

1.5   Closing Date.  The closing under this Agreement (the
"Closing") shall take place at 10:00 A.M., on or before December
31, 1997 (the "Closing Date"), unless extended by mutual agreement of the parties hereto.

2. Representations and Warranties of Pentech. Pentech hereby warrants and represents to Purchaser and Blau as follows:

2.1 Organization and Good Standing of Pentech. Each of Pentech and Cosmetics is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power to carry on its business as now conducted. Cosmetics is entitled to own or lease and to operate the Assets now owned or operated by it directly, and has the requisite power and authority to consummate the transactions contemplated by this Agreement. Pentech is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership of property or assets or the nature of business conducted therein requires such qualification, possesses all licenses and franchises required under Federal, state or local law to conduct its businesses in the manner in which it is presently conducted, all of which are freely assignable to Purchaser without the consent of any other party.

2.2 No Breach. Except as set forth on Schedule 2.2, neither the execution or delivery of this Agreement by Pentech, nor performance hereunder will result in a violation or breach of any term or provision, or constitute a default under any indenture, mortgage, deed of trust or other contract, agreement, authorization or permit to which Pentech or Cosmetics is a party or is subject.

2.3  Litigation and Claims; Compliance with Applicable Law.
   (i) There is no litigation, claim, governmental or other proceeding or investigation pending or, to the knowledge of Pentech, threatened or in prospect which will have an adverse effect on (a) the Assets, or (b) the subject matter of this Agreement or any action contemplated hereby or incidental hereto.
   (ii) To the best of Pentech's knowledge, Pentech is not in violation of any, and has been and will be as of the Closing Date in compliance with, all provisions of any law, decree, order or regulation applicable to the operation of its business, including, without limitation those relating to environmental requirements (such as air, water and noise pollution) and to employment practices (such as discrimination, health and safety), nor is Pentech subject to any requirements to take remedial action by reason of any violation (or to avoid in the future a violation) of any such provision relating to the Assets.

2.4   Properties and Assets.
Cosmetics has good and marketable title to the Assets subject to no liens or adverse claims other than the lien of BankAmerica Business Credit, Inc. (the "Bank"). Schedule 1.1(a) is a complete list of all tangible properties and assets included within the Assets. Purchaser shall have the right to inspect, at reasonable times, the Assets during the period between execution of this Agreement and the Closing Date. This Agreement is subject to the Bank's consent to the transfer of the Assets to Purchaser on the Closing Date.

2.5 List of Customer Accounts. Schedule 2.5 contains a true, correct and complete list of all customers of Cosmetics.

2.6 No Defaults or Undisclosed Liabilities. Pentech is not in default with respect to any material indebtedness or liability and does not know of any event which has occurred which upon the passage of time would result in any such default. There are no facts in existence on the date hereof and known to the Pentech which might reasonably serve as a basis for any material liabilities or obligations not disclosed in this Agreement or in schedules attached hereto, incorporated herein by reference or previously delivered to Purchaser as herein provided. Except as provided herein, in a schedule attached hereto or a document delivered hereunder, no consent of any party to any agreement or document is required for the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to the right of cancellation of, any such agreement or document.

2.7 Financial Condition. A copy of the unaudited financial statements of Cosmetics for its fiscal years ended September 30, 1996 and September 30, 1997 are or will be attached hereto as
Schedule 2.7. Such financial statements were true and correct at the dates thereof and were prepared in accordance with and on the basis of the principles described therein.

2.8 Insurance. Pentech reasonably believes it maintains adequate insurance on the Assets with respect to risks normally insured against by companies similarly situated and engaged in similar business with assets similar to the Assets. All insurance policies maintained by Pentech and the amounts of coverage and deductible or co-insurance provisions provided in such policies, are listed in Schedule 2.8 attached hereto, are currently in full force and effect and are not in default and will be in effect on the Closing Date. To Pentech's knowledge, there has been no failure to give any notice or present any claim under such policies in timely fashion. Pentech has not received any notice providing for the termination of such insurance or that insurance upon terms substantially the same as those currently in effect will not be reoffered to it. No claim covered by such insurance policies has arisen prior to the date hereof, the anticipated loss from which is not adequately insured against (subject to any applicable deductible or co-insurance provisions). If any of the Assets are lost, stolen or damaged on or before Closing, which loss, theft, damage or destruction is covered by insurance, Pentech will assign to Purchaser, at the Closing, the right to receive such insurance proceeds, subject to a required prepayment of the Note and any amounts otherwise owed to Pentech.

2.9 Brokerage and Finder's Fees. Neither Pentech nor any affiliate of Pentech has employed any broker, finder or agent, nor has it otherwise dealt with or become in any way obligated for any finder's, broker's, agent's or similar fee with respect to the transactions referred to herein.

2.10 Material Misstatements or Omissions. No representations or warranties by Pentech in this Agreement nor any document, statement, certificate or schedule furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading.

2.11 Accounts Receivable of Cosmetics. Schedule 2.11 attached hereto contains a true and correct statement of the accounts receivable of Cosmetics as of the date hereof. The parties agree that the accounts receivable schedule will be updated on the Closing Date. Such receivables will be referred to herein as the "Receivables". If a customer takes a credit, it shall be applied against the Company that sold such customer the goods regardless of when such payment is received. Each party shall cooperate with the other in the proper collection of all such receivables, with the first collections applied to the oldest receivables unless it is clear that the party making such payment has a clear reason not to pay such older Receivable.

2.12 Intangible Property. Schedule 2.12 attached hereto contains a complete list of all of the patents, patent licenses, patent applications, trademarks, trademark registrations, and applications therefor, tradenames, copyrights and copyright registrations and applications therefor of Cosmetics included in the Assets (the "Intangible Property"). Specifically not included in the Intangible Property is the trademark or right to use the name "Pentech Cosmetics, Inc." or any variant thereof. Included in such rights will be a perpetual royalty-free license to manufacture and market so-called rubberized cosmetics pencils to the extent of Cosmetics' proprietary rights to manufacture and market such products. Pentech has not received any notice of infringement or other complaint that its operations traverse or infringe the rights of others under patents, trademarks, tradenames, copyrights, or otherwise relating to the Assets. In the event Purchaser's activities in manufacturing, selling or otherwise exploiting the so-called rubberized cosmetics pencils give rise to claims, suits, arbitrations or proceedings (the "Claims"), Purchaser shall be solely responsible for defending and, if required, satisfying such Claims. Purchaser shall defend and indemnify and hold Pentech harmless from any claim, suit, loss and/or damage and all expenses related thereto arising out of alleged defects in the rubberized cosmetics pencils. In connection with the defense of any such claim or suit, Purchaser shall have the right to select counsel on behalf of Pentech subject to the approval of Pentech, which approval shall not be unreasonably withheld.

2.13 Conduct of the Business of Cosmetics Prior to the Closing Date. Cosmetics agrees that at all times after the date hereof and prior to the Closing Date:
   (a) the business of Cosmetics shall be conducted in a limited manner, as determined in Cosmetics' sole and absolute discretion;
   (b) Cosmetics shall not (i) acquire any assets, other than in the ordinary course of business; (ii) dispose of, encumber or mortgage any assets or properties; (iii) incur any indebtedness for borrowed money, discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent), or enter into any other material transaction, other than in the ordinary course of business; (iv) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;
   (c) Cosmetics shall not (i) increase the compensation payable or to become payable by it to any employee of Cosmetics, or (ii) pay or provide for any bonus, profit sharing, stock option, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of employees of Pentech, except in the ordinary course of the administration of its existing employment agreements and benefit plans;
   (d) the properties of Cosmetics shall be maintained in customary repair, order and condition, reasonable wear and use excepted, and insurance on such properties and with respect to the conduct of the business of Cosmetics shall be maintained in such amounts and of such kinds comparable to the insurance in effect on the date hereof; and
   (e) to the extent that Purchaser desires Cosmetics to make an expenditure that would not be consistent with Pentech's operation of Cosmetics in a limited manner as outlined above, Purchaser may request Pentech to make such expenditure, and such expenditures, if made, would be included as prepaid expenses that are to be included in the Cash Purchase Price. Whether Pentech elects to make any such expenditures will be determined solely by Pentech in its sole and absolute discretion.

2.14 Representations and Warranties at Closing. Unless expressly herein otherwise provided or contemplated, the representations and warranties of Pentech set forth in this Agreement shall be true on and as the Closing Date as though such representations and warranties were made on and as of such date and all such representations and warranties shall survive the Closing. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.

2.15 Indemnification. Subject to a limit of the Cash Purchase Price, and provided any such claim arises on or before one year from the Closing Date, Pentech agrees to indemnify, defend and hold harmless Purchaser, its successors and legal representatives, from all demands, claims, actions, or causes of action, losses, damages, suits, judgments, costs and reasonable attorneys' fees and expenses incurred by or asserted against Purchaser by reason of any claims, obligations, debts, demands, or liabilities arising from events occurring prior to the Closing Date or a breach of any representations, warranties or covenants contained in this Agreement.

2.16 Acquiring Shares for Investment. Pentech represents that it is acquiring shares of Common Stock of Purchaser for investment and not with a view toward the resale thereof.

3.   Representations and Warranties of Purchaser and Blau.
Purchaser and Blau each hereby warrants and represents to and agrees with Pentech as follows:

3.1 Organization and Good Standing of Purchaser. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

3.2  Authority of Purchaser.   Purchaser and Blau, as the case
may be, have the full corporate authority to enter into the Agreement, the Note, the Security Agreement, and the Pledge Agreement and to carry out the terms of the Agreement, the Note, the Security Agreement and the Pledge Agreement. Neither the execution nor delivery of the Agreement, the Note, the Security Agreement and the Pledge Agreement by the Purchaser or Blau, nor performance hereunder will result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser or Blau is a party. Except as provided herein or in a schedule attached hereto, no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of cancellation of, any such agreement or instrument.

3.3 Material Misstatements or Omissions. No representations or warranties by Purchaser or Blau in this Agreement, nor any document, statement, certificate or schedule furnished or to be furnished Pentech pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement of facts contained herein or therein nor misleading.

3.4 Brokerage and Finder's Fees. Purchaser and Blau have not employed any broker, finder or agent, nor has Purchaser become in any way obligated for finder's, broker's, agent's or similar fee with respect to the transactions referred to herein.

3.5 Representations and Warranties at Closing. Except as expressly herein otherwise provided or contemplated, the representations and warranties of Purchaser and Blau as set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date and all such representations and warranties shall survive the Closing. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.

4. Covenants of Pentech. Pentech hereby covenants to Purchaser and Blau as follows:

4.1 Subject to Purchaser operating in compliance with the provisions of this Agreement, Pentech covenants and agrees that neither it nor any person, firm or corporation controlling, controlled by, or under common control with it at any time during the period of two years from and after the Closing Date within any of the states or countries in which Pentech is doing business on the Closing Date directly or indirectly, in any matter or under any circumstances or conditions whatsoever, engage in any activity in such areas which is the same or is directly competitive with the marketing of cosmetics pencils as it was done by Cosmetics on the Closing Date. This provision will be null and void and of no further force and effect if Pentech or an affiliate thereof is acquired, merged or involved in a similar event with a company with consolidated revenues in excess of $100,000,000 that in any way was engaged in the cosmetics business prior to the date of any such event.

4.2 Pentech shall promptly notify Purchaser, as soon as Pentech obtains knowledge thereof, of any fact, circumstances or occurrences (including without limitation any actual or threatened legal or other proceeding) which has materially adversely affected or may materially adversely affect any of the Assets or which might cause any of Pentech's warranties and representations in this Agreement to be or become untrue.

4.3 Pentech shall arrange to deliver to the Purchaser unaudited financials of Cosmetics for its fiscal years ended September 30, 1996 and September 30, 1997.

4.4 For one year from the Closing Date, provided Purchaser is deemed a creditworthy customer, Pentech agrees to groove and shape pencil slats for Purchaser at its cost plus 20%.

4.5 Pentech agrees to furnish Purchaser with open credit of Fifty Thousand ($50,000) Dollars to purchase cosmetic pencils from Pentech that Pentech purchases from Lapimex, subject to ongoing credit review in the sole discretion of Pentech. Terms will be sixty (60) days with interest accruing thereon at a rate of 1% per month on the outstanding balance. This credit limit shall be increased to the extent Pentech is able to obtain credit insurance on such receivable provided Purchaser reimburses Pentech for the cost of any such credit insurance. In the event, in the sole judgment of Pentech, Purchaser pledges receivables to Pentech that have not previously been pledged (to Pentech or anyone else) then Pentech, at its option, may extend additional credit up to 75% of such receivables up to a maximum of $150,000 subject to Pentech's receipt of documentation reasonably satisfactory to it and its counsel.

4.6 Pentech agrees to use its best efforts to sell Purchaser cosmetic pencils it acquires from Lapimex at Pentech's cost for such pencils provided Purchaser is deemed a creditworthy customer by Pentech. Other than in the event Purchaser is not deemed a creditworthy customer by Pentech, if Pentech ceases to desire to acquire such pencils from Lapimex, Pentech will use its best efforts to transfer its cosmetic pencil relationship with Lapimex to Purchaser and will not assign its agreement with Lapimex to acquire cosmetic pencils to a third party without the consent of Purchaser, which consent shall not unreasonably be withheld. In the event Purchaser is not deemed a creditworthy customer by Pentech, Pentech shall be entitled to take whatever actions it desires with respect to its relationship with Lapimex.

5.   Conditions Precedent to Purchaser's and Blau's Obligations.
5.1 The obligations of Purchaser and Blau to consummate this Agreement shall be conditioned upon each of the following:
   (i) Pentech's representations and warranties contained in this Agreement shall be true at the Closing Date as though such representations and warranties were made at such time.
   (ii) Pentech shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including furnishing the Schedules hereto specifically including delivery of the financial statements required by Paragraph 4.3 hereof.
   (iii) The fulfillment by Pentech of its obligations under
Section 6 required to be fulfilled on or before the Closing Date.

5.2 Prior to the Closing, Purchaser shall have the right to inspect the books and records of Cosmetics relating to the Assets being conveyed, transferred and delivered hereunder.

5.3 Prior to the Closing, Pentech shall use its best efforts to obtain all consents necessary to consummate this transaction, including the consent of the Bank, and shall have taken all other action necessary to transfer, assign, set over and convey to Purchaser all of the Assets free and clear of any and all claims,
liabilities, liens and encumbrances of any kind.   There is no
assurance that Pentech shall be able to obtain the consent of the Bank and if it does not obtain the consent of the Bank on or before one month from the date hereof, this Agreement shall be null and void, and this transaction shall terminate, in which case, Pentech's sole obligation to Purchaser or Blau pursuant to this Agreement shall be to return the Down Payment without interest thereon or deduction therefrom.

6. Pentech's Obligations at Closing. At the Closing or thereafter as herein required, Pentech shall deliver to Purchaser the following:
   (i) Deeds, bills of sale, assignments, and such other instruments of transfer and conveyance as may be necessary or appropriate to the sale and delivery of the Assets pursuant to this Agreement, all free and clear of any encumbrances.
   (ii) At any time and from time to time at Purchaser's request (whether at or after the Closing and without further consideration) such further assignments, powers of attorney, and other instruments of conveyance and transfer as may reasonably be required; and Pentech shall take such other action as Purchaser may reasonably request to assign, grant, convey and transfer more effectively to Purchaser any of the Assets to be sold, conveyed, transferred and assigned to Purchaser hereunder.

7.   Purchaser's and Blau's Obligations at Closing and Beyond.
   (i) Purchaser shall deliver to Pentech the portion of the Cash Purchase Price as specified in Paragraph 1.4(b) hereof.
   (ii) Purchaser shall execute the Note as specified in Paragraph 1.4(c) above.
   (iii) Purchaser shall execute the Security Agreement in the form attached hereto as Exhibit 1.4.1(c)(2). Purchaser agrees to execute such additional documents as may be necessary to perfect Pentech's security interest, including but not limited to financing statements and continuation of financing statements.
   (iv) Blau shall execute the Pledge Agreement in the form attached hereto as Exhibit 1.4.1(c)(3). Purchaser agrees to deliver a stock certificate representing 500,000 shares of Common Stock of Purchaser with a signature guaranteed blank stock power, and any such other documents as may be necessary from time to time to perfect its pledge of such shares.
   (v) Purchaser shall issue and deliver to Pentech the certificate representing the Stock Purchase Price as specified in Paragraph 1.4.2 hereof.
   (vi) Pentech shall have received an opinion of counsel to the Purchaser, dated the Closing Date and addressed to Pentech, reasonably satisfactory in content and form to Pentech to the effect that: (a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) the Board of Directors of the Purchaser has duly approved this Agreement, the Note, the Security Agreement, the Pledge Agreement and the transactions contemplated therein and has authorized the execution and delivery of the Agreement by a duly elected and acting officer, and that no further corporate action on the part of the Purchaser is required for the approval of the Agreement, the Note, the Security Agreement, and the Pledge Agreement and the transactions contemplated hereby; (c) the Agreement, the Note, the Security Agreement, and the Pledge Agreement when executed in accordance with the terms thereof, shall be legal and binding agreements enforceable against the Purchaser (and any assignee) or Blau, as the case may be, except to the extent limited by bankruptcy laws generally; (d) the consummation of this Agreement will not result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed or trust or other contract to which the Purchaser (and any assignee) is a party of which said counsel has knowledge; and (e) the shares of stock issued to Pentech as payment of the Stock Purchase Price shall have been duly authorized, validly issued, and fully-paid, and non-assessable and shall have been issued in full compliance with any laws applicable to such issuance.
   (vii) At any time and from time to time at Pentech's reasonable request (whether at or after the Closing and without further consideration) Purchaser and Blau shall take such further acts as may be required to more fully implement any of the provisions of this Agreement.
   (viii) Within 30 days after the Closing Date, Purchaser shall relocate the Assets. Until such date, Purchaser shall pay Pentech $1,000 for its occupancy of premises of Pentech.

8. Fees and Expenses. Each party hereto shall pay all fees and expenses incurred by it incident to the preparation of this Agreement, carrying this Agreement into effect, and the consummation of the transaction contemplated hereby.

9. Notices. Any notice or communication given pursuant hereto by any party to any party hereto shall be in writing and delivered or mailed by registered or certified mail, postage prepaid, as follows:

     If to Pentech, a copy to the following address:
                 Pentech International, Inc.
                 Pentech Cosmetics, Inc.
                 195 Carter Drive
                 Edison, New Jersey 08817


     with a copy to:

                 Richard S. Kalin, Esq.
                 Kalin & Banner
                 757 Third Avenue
                 New York, New York 10017

     If to Purchaser or Blau, a copy to the following:

                 Fun Cosmetics, Inc.
                 195 Carter Road
                 Edison, New Jersey 08817
                 Attn.:  Mr. David Blau


     with a copy to:

                 Joel Bernstein, Esq.
                 9701 Biscayne Blvd.
                 Miami, FL 33138


or at such other address as hereafter shall be furnished in writing by either party to the other party hereto.

10. Entire Agreement. This Agreement and all schedules and exhibits set forth herein, each of which is expressly incorporated herein by this reference, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and replaced all prior agreements or understandings, whether written or oral, and sets forth all of the representations, covenants and warranties upon which either party is relying in entering into this transaction.

11. Original and Counterparts; Binding Effect. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument and shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns.

12. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14. Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

IN WITNESS WHEREOF, the undersigned executed this agreement as of the date first above written.



PENTECH INTERNATIONAL, INC.



By: s/John W. Linster
(Authorized Officer)


PENTECH COSMETICS, INC.



By: s/John W. Linster
 (Authorized Officer)


FUN COSMETICS, INC.



By: s/David Blau
(Authorized Officer)



s/David Blau
David Blau

                      LIST OF SCHEDULES AND EXHIBITS





Schedule 1.1(a)       List of Assets

Schedule 1.1(b)       List of Backlog as of Date of Agreement

Schedule 1.2          List of Assumed Liabilities

Schedule 1.4.1        Pricing Schedule for Inventory

Schedule 2.5          List of Customers

Schedule 2.7          Financial Statements

Schedule 2.8          Insurance

Schedule 2.11         Accounts Receivable

Schedule 2.12         Intangible Property

Exhibit 1.4.1(c)(1)   Form of Promissory Note

Exhibit 1.4.1(c)(2)   Form of Security Agreement

Exhibit 1.4.1(c)(3)   Form of Pledge Agreement






















PTK\EXH-10.11.D97